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                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE
               FOR THE THREE MONTHS ENDED JUNE 30, 1996 AND 1995
                                  (UNAUDITED)

                                               1996           1995

Primary Earnings per Share
- --------------------------
Net income applicable to common stock          $   405,719    $ 403,055
                                               ===========    =========
Weighted average number of common shares
 outstanding                                       819,198      859,584

Common shares issuable under employee
 stock option plan                                  51,139       51,139

Less shares assumed repurchased with
 proceeds                                           30,283       31,188
                                               -----------    ---------
Weighted average common shares and
 common share equivalents outstanding              840,054      879,535
                                               ===========    =========

Primary earnings per common share              $      0.48    $    0.46
                                               ===========    =========

Fully Diluted Earnings Per Share
- --------------------------------

Net income applicable to common stock          $   405,719    $ 403,055

Interest on convertible subordinated
 debentures, net of tax                            159,719          ---
                                               -----------    ---------
Net income, adjusted                           $   565,438    $ 403,055
                                               ===========    =========
Weighted average common share and common
 share equivalents outstanding                     840,054      879,535

Weighted average common shares issuable
 with the conversion of debentures to
  common stock                                     560,182          ---
                                               -----------    ---------
Weighted average common shares and
 common share equivalents                        1,400,236      879,535
                                               ===========    =========

Fully diluted earnings per common share        $      0.40    $    0.46
                                               ===========    =========

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